EXHIBIT 32.2

CERTIFICATION PURSUANT TO
SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

I, Patrick J. Goodman, Senior Vice President and Chief Financial Officer of CE Casecnan Water and Energy Company, Inc. (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to the best of my knowledge:

(1)
the Annual Report on Form 10-K of the Company for the annual period ended December 31, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: February 23, 2010	/s/ Patrick J. Goodman
Patrick J. Goodman
Senior Vice President and Chief Financial Officer
(principal financial officer)